United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 5, 2017

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 5, 2017, Fidelity National Financial Ventures, LLC, a Delaware limited liability company (“FNFV”, and together with a minority equity investor, “Sellers”) and a subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Digital Insurance Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of FNFV (“DIH”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Achilles Acquisition LLC, a Delaware limited liability company (“Achilles”). Immediately prior to the close of the transaction contemplated by the Purchase Agreement, DIH and each of its Subsidiaries will convert to Delaware limited liability companies (the resulting entities to be collectively referred to as “OneDigital”). Subject to the terms and conditions of the Purchase Agreement, which has been approved by the DIH board of directors and the respective parties, Achilles will acquire all ownership interests in OneDigital from Sellers (the “Acquisition”) for $560 million in cash (the “Consideration”), subject to adjustments based on matters such as working capital and indebtedness of OneDigital at the time of the closing.

Consummation of the Acquisition is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any injunction or applicable law prohibiting consummation of the Acquisition, (iii) the accuracy of the representations and warranties made by Sellers, DIH and Achilles (subject to materiality qualifiers), including the absence of any change, effect, event, occurrence, circumstance or state of facts, from December 31, 2016 to the effective time of the Acquisition, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) on OneDigital, and (iv) the performance, in all material respects, by each of DIH, Sellers and Achilles of all of their respective obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and covenants made by DIH, Sellers and Achilles. In addition, DIH has agreed (i) to conduct its business in the ordinary course of business during the period between the execution of the Purchase Agreement and the closing of the Acquisition and (ii) not to take certain actions prior to the closing of the Acquisition without the prior written consent of Achilles.

The Purchase Agreement contains certain termination rights for Sellers, DIH and Achilles. Upon termination of the Purchase Agreement under specified circumstances by Sellers (or their representative) or DIH, Achilles will be required to pay DIH a termination fee equal to $39.2 million.

Item 8.01.	Other Events

On May 8, 2017, FNF issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated May 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: May 11, 2017	By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated May 8, 2017.